EXHIBIT 23






                         CONSENT OF ARTHUR ANDERSEN LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 16, 2000, relating to the financial statements and financial statement schedules of Southern Energy, Inc., which appear in Southern Energy, Inc.'s Registration Statement on Form S-1 (333-35390), which is incorporated by reference in this Form 8-K/A.


/s/ Arthur Andersen LLP

Atlanta, Georgia
February 28, 2001